EXHIBIT 99.1

LUMINENT REPORTS PROGRESS WITH WHOLE LOAN LENDERS AS PART OF STRATEGIC INITIATIVE TO REBUILD VALUE

SAN FRANCISCO, September 11, 2007 — Luminent Mortgage Capital, Inc. (NYSE: LUM) today announced progress in stabilizing its whole loan business.

Luminent reported that, with respect to the $594.8 million of non-securitized whole loans and commitments to purchase an additional $320.9 million of such loans on its balance sheet as of June 30, 2007:

•	Luminent has repaid all of its warehouse lines of credit that were financing these whole loan purchases. One warehouse line for $1.0 billion has been terminated, and no balances are outstanding under two warehouse lines totaling $1.5 billion.

•	Luminent has sold all but five loans in its warehouse facilities. Luminent does not finance these five loans and is seeking recoveries where it has the contractual right to require a repurchase by the originator.

•	Luminent has maintained its interest in its ten whole loan securitizations.

Luminent has reduced its employee workforce since August by 15 persons, which will result in appropriate savings in light of reduced origination volumes in the future.

Trez Moore, Chief Executive Officer, stated, “Luminent is moving forward with strategic initiatives designed to capitalize on investment opportunities in this changed market environment. These initiatives are designed to resolve Luminent’s liquidity issues and, over the longer term, create opportunities for enhancing the value of Luminent.”

This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey Luminent’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may continue,” “estimate,” “intend,” “project,” “believe,” “expect,” “plan,” “anticipate” and similar terms may identify forward-looking statements, but the absence of such words does not necessarily mean that a statement is not forward-looking. These forward-looking statements include, among other things, statements about:

•	the effect of the flattening of, or other changes in, the yield curve on our investment strategies;

•	changes in interest rates and mortgage prepayment rates;

•	Luminent’s ability to obtain or renew sufficient funding to maintain its leverage strategies and support its liquidity position;

•	continued creditworthiness of the holders of mortgages underlying Luminent’s mortgage-related assets;

•	the possible effect of negative amortization of mortgages on Luminent’s financial condition and REIT qualification;

•	the possible impact of Luminent’s failure to maintain exemptions under the 1940 Act;

•	potential impacts of Luminent’s leveraging policies on its net income and cash available for distribution;

•	the power of Luminent’s Board of Directors to change its operating policies and strategies without stockholder approval;

•	effects of interest rate caps on Luminent’s adjustable-rate and hybrid adjustable-rate loans and mortgage backed securities;

•	the degree to which Luminent’s hedging strategies may or may not protect it from interest rate volatility;

•	Luminent’s ability to invest up to 10% of its investment portfolio in residuals, leveraged mortgage derivative securities and shares of other REITs as well as other investments;

•	volatility in the timing and amount of Luminent’s cash distributions;

•	Luminent’s ability to purchase sufficient mortgages for its securitization business; and

•	the other factors described in Luminent’s Form 10-K, Form 10-Q and Form 8-K reports, including those under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk.”

Luminent cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  All subsequent written and oral forward-looking statements attributable to Luminent or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release. Except to the extent required by applicable law or regulation, Luminent undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Contact:
Robert Siegfried
Kekst and Company
(212) 521 4832